                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF JARDEN CORPORATION

     The following are subsidiaries of Jarden Corporation as of March 24, 2005 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

COMPANY                                                    STATE OF INCORPORATION/ORGANIZATION

Alltrista Limited                                                        Canada
Alltrista Newco Corporation                                              Indiana
Alltrista Plastics Corporation*                                          Indiana
American Household, Inc.                                                Delaware
Application des Gaz S.A.S.                                               France
Australian Coleman, Inc.                                                 Kansas
Bafiges, S.A.S.                                                          France
Beacon Exports, Inc.                                                     Kansas
Bernardin, Limited                                                       Canada
Bicycle Holding, Inc.                                                   Delaware
BRK Brands, Inc.                                                        Delaware
BRK Brands Europe Limited                                           England and Wales
BRK Brands Pty Ltd                                                      Australia
Camping Gaz CS s.r.o                                                 Czech Republic
Camping Gaz do Brasil                                                    Brazil
Camping Gaz (GB) Ltd.                                                 Great Britain
Camping Gaz (Deutschland) GmbH                                           Germany
Camping Gaz International (Portugal) Lda                                Portugal
Camping Gaz Italia S.r.l                                                  Italy
Camping Gaz Poland                                                       Poland
Camping Gaz (Suisse) SA(1)                                             Switzerland
Camping Gaz (Schweiz)
A.G.Camping Gaz (Switzerland) Ltd.
Canadian Playing Card Company, Ltd.                                      Canada
CC Outlet, Inc.                                                         Delaware
Coleman Argentina, Inc.                                                 Delaware
Coleman Argentina, S.A.                                                 Argentina

-------------------
(1)  This company is incorporated in each of the three legal languages of
     Switzerland. All names correspond to the same entity.

Coleman Asia Limited                                                    Hong Kong
Coleman Benelux B.V.                                                   Netherlands
Coleman Brands Pty Limited                                              Australia
Coleman do Brasil Ltda.                                                  Brazil
The Coleman Company, Inc.                                               Delaware
Coleman Country, Ltd.                                                    Kansas
Coleman (Deutschland) GmbH                                               Germany
Coleman EMEA                                                             France
Coleman International Holdings, LLC                                     Delaware
Coleman Japan Co., Ltd.                                                   Japan
Coleman Latin America, LLC                                              Delaware
Coleman UK Holdings Limited                                         England and Wales
Coleman UK Plc                                                      England and Wales
Coleman SVB S.r.L.                                                        Italy
Coleman Venture Capital, Inc.                                            Kansas
Coleman Worldwide Corporation                                           Delaware
Desarrollo Industrial Fitec                                              Mexico
Electronica BRK de Mexico, S.A. de C.V.                                  Mexico
First Alert, Inc.                                                       Delaware
First Alert/Powermate, Inc.                                             Delaware
Hearthmark, LLC **                                                      Delaware
International Playing Card Company, Ltd.                                 Canada
Jarden Acquisition I, Inc.                                              Delaware
Jarden Zinc Products, Inc.                                               Indiana
Kansas Acquisition Corp.                                                Delaware
Laser Acquisition Corp.                                                 Delaware
L.A. Services, Inc.                                                     Delaware
Lehigh Consumer Products Corporation                                  Pennsylvania
Loew-Cornell, Inc.                                                     New Jersey
Naipes Hernaclio Fournier, S.A.                                           Spain
Nippon Coleman, Inc.                                                     Kansas
Oster de Colombia Ltda                                                  Columbia
Oster de Venezuela, S.A.                                                Venezuela
Oster GmbH                                                               Germany
Packs & Travel Corporation                                              Delaware

Portishead Trustees Limited                                         England and Wales
Productos Coleman S.A.                                                    Spain
Quoin, LLC                                                              Delaware
SI II, Inc.                                                              Florida
SI China Ventures, Ltd.                                                 Hong Kong
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.                        Mexico
Sunbeam Americas Holdings, Limited                                      Delaware
Sunbeam Corporation (Canada) Limited                                     Ontario
Sunbeam de Costa Rica SCR Limitada                                     Costa Rica
Sunbeam Holdings, S.A. de C.V.                                           Mexico
Sunbeam International (Asia) Ltd.                                       Hong Kong
Sunbeam Latin America, LLC                                              Delaware
Sunbeam Mexicana, S.A. de C.V.                                           Mexico
Sunbeam-Oster de Acuna, S.A. de C.V.                                     Mexico
Sunbeam Products, Inc. ***                                              Delaware
SunCan Holding Corp.                                                   Nova Scotia
THL-FA IP Corp.                                                         Delaware
Tilia, Inc.                                                             Delaware
Tilia Direct, Inc.                                                      Delaware
Tilia International, Inc.                                               Delaware
Tsana Internacional, S. A.                                             Costa Rica
Unimark Plastics Limited                                             United Kingdom
USPC Holding, Inc.                                                      Delaware
The United States Playing Card Company                                  Delaware
Wallingford Insurance Company Limited                                    Bermuda

*    (DBA)  Jarden Plastic Solutions
**  (DBA)  Jarden Home Brands
*** (DBA) Jarden Consumer Solutions